                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112674, 333-65010 and 333-103477) and Form S-8
(Nos. 333-23583 and 333-59675) of Medwave, Inc. of our report on the Company's financial statements as of and for the year ended September 30, 2004, as of and for the five months ended September 30, 2003, and for the year ended April 30, 2003 dated December 21, 2004, which appears in this Form 10-K.

                                         /s/BDO Seidman, LLP

Boston, MA
January 11, 2005

                                      87